CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.13


                               LICENSE AGREEMENT

This License Agreement ("Agreement"), effective 7/25/97 (the "Effective Date"), is between the following Parties: LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and GLOBALCAST COMMUNICATIONS, INC., a California corporation ("GCAST"), having an office at 46832 Lakeview Boulevard, Fremont, California 94538.

WHEREAS, LUCENT and GCAST each have expertise and technology in the field of reliable multicasting, and

WHEREAS, LUCENT and GCAST desire that advances in the field of reliable multicasting be made,

WHEREAS LUCENT and GCAST have entered into a Common Stock Purchase Agreement having the same Effective Date as this Agreement which Common Stock Purchase Agreement provides partial consideration for the rights aid licenses granted in this Agreement, and whereas the rights and licenses granted herein are contingent upon execution of such Common Stock Purchase Agreement,

NOW THEREFORE the Parties agree as follows:*

                                    ARTICLE I

                                GRANT OF LICENSES

1.01    GRANT

LUCENT grants to GCAST under LUCENT's PATENT a personal, nonexclusive and nontransferable (except as expressly provided herein) license to make, have made, use, lease, sell, offer for sale and import LICENSED PRODUCTS specified in Appendix B and no other products.

GCAST shall have the sole discretion to add products to or delete products from Appendix B. GCAST agrees that any product that is so listed in Appendix B will be designated a LICENSED PRODUCT, in consideration for LUCENT's forbearance from seeking injunctive relief under LUCENT's PATENT for any products fisted in Appendix B, and for other good and valuable consideration, GCAST agrees to pay a royalty in accordance with Article III for so long as a product is designated a LICENSED PRODUCT.

1.02    DURATION

All licenses granted herein under LUCENT's PATENT shall continue for the entire unexpired term of LUCENT's PATENT provided that GCAST makes a minimum annual royalty payment in the manner provided in Section 3.01(a).


----------

* Any term in capital letters which is defined in Appendix A - Definitions shall have the meaning specified therein.

1.03    SCOPE

(a) Licenses granted under this Article I are not to be construed as consent by LUCENT to any act which may be performed by GCAST, except to the extent impacted by LUCENT's PATENT.

(b) The grant of each license under this Article I includes the right of GCAST to grant sublicenses within the scope of such license to GCAST's SUBSIDIARIES for so long as they remain its SUBSIDIARIES. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the becoming a SUBSIDIARY of GCAST.

1.04    SOLE LICENSE PERIOD

Except as otherwise explicitly set forth below in this Section 1.04, LUCENT agrees not to license LUCENT's PATENT to any third party to make, use, sell, or license multicasting protocol software for a period (the "Sole License Period") beginning with the Effective Date and ending the earliest of: (i) thirty-six
(36) months from the Effective Date, (ii) upon acceptance of RMTP or an RMTP derivative as a standard by the IETF or (iii) termination of this Agreement. GCAST acknowledges that pursuant to certain other agreements that LUCENT's PATENT is already licensed. GCAST further acknowledges that LUCENT is not precluded from licensing LUCENT's PATENT when replacing and renewing such certain other agreements provided that the scope of the patents licensed in any such replacement or renewal agreement (by each party to such agreement) is similar to the scope of patents licensed in such certain other agreement. As used in this Section 1.04, "multicasting protocol software" means software that provides multicast transport layer delivery of information as a primary function,

                                   ARTICLE II

                                LICENSED SOFTWARE

2.01    FURNISHING OF LICENSED SOFTWARE

Within a reasonable time after the execution of this Agreement by both Parties, LUCENT shall furnish LICENSED SOFTWARE to GCAST in the form specified in the
Schedule in Appendix C.

2.02    GRANT OF RIGHT

(a) LUCENT grants to GCAST a personal, nontransferable (except as expressly provided herein) and nonexclusive right to copy LICENSE SOFTWARE and to use LICENSED SOFTWARE in the United States and other countries, subject to the provisions of Section 2.08, solely for internal business purposes, including but not limited to preparing ADAPTATIONS and testing, demonstrating and supporting LICENSED SOFTWARE and ADAPTATIONS. GCAST agrees to use and otherwise treat ADAPTATIONS, and LUCENT agrees to license ADAPTATIONS, the same as LICENSED SOFTWARE hereunder.

(b) No right is granted for the use of LICENSED SOFTWARE directly for any third person, or for any use by any third person of LICENSED SOFTWARE except as expressly provided in this Agreement.

(c) GCAST may make copies of LICENSED SOFTWARE for use, back up or archival purposes, provided that such copy contains any copyright or proprietary notice appearing on or in the LICENSED SOFTWARE being copied.

2.03    SUBLICENSING RIGHTS

(a) LUCENT hereby grants GCAST, personal, nontransferable (except as expressly provided herein) and nonexclusive rights:

        (i) to furnish and distribute LICENSED SOFTWARE and ADAPTATIONS to SUBLICENSEES anywhere in the world for use by such SUBLICENSEE, provided that GCAST, prior to furnishing such LICENSED SOFTWARE or ADAPTATIONS, obtains an agreement in writing from such SUBLICENSEE that:

               (1) no ownership interest in the intellectual property of LICENSED SOFTWARE or ADAPTATIONS is transferred to such SUBLICENSEE;

               (2) if a SUBLICENSEE's rights are terminated for any reason, such SUBLICENSEE will either destroy or return all copies of LICENSED SOFTWARE or ADAPTATIONS in its possession;

               (3) such SUBLICENSEE will not export or re-export LICENSED SOFTWARE or ADAPTATIONS without the appropriate United States and/or foreign government licenses;

               (4)    such SUBLICENSEE agrees to the provisions of Section 2.11;
                      and

               (5) LUCENT does not warrant LICENSED SOFTWARE or ADAPTATIONS, does not assume any liability regarding LICENSED SOFTWARE or ADAPTATIONS and does not undertake to furnish any support or information regarding LICENSED SOFTWARE or ADAPTATIONS;

        (ii) to grant to such SUBLICENSEES a perpetual (but not irrevocable), personal, nontransferable (except in the event of a merger, acquisition or reorganization of such SUBLICENSEE) and nonexclusive right to modify, use, copy, display, distribute and prepare SUBLICENSEE ADAPTATIONS based on LICENSE SOFTWARE and/or on ADAPTATIONS, to copy LICENSE SOFTWARE and ADAPTATIONS, and to test, demonstrate and support LICENSED SOFTWARE and ADAPTATIONS; and

        (iii) to grant to such SUBLICENSEES the perpetual (but not irrevocable) right to develop CUSTOMER SOFTWARE, make copies of CUSTOMER SOFTWARE, and to furnish (directly or indirectly through its distributors that agree to provisions no less protective of LUCENT than those set forth herein) such copies on or through any media and by any means now or hereafter known (including but not limited to by transmission) on a stand alone basis or bundled with other hardware or software to customers anywhere in the world (subject to SUBLICENSEE satisfying applicable U.S. Government and foreign government export requirements) for use of such CUSTOMER SOFTWARE for its intended purposes, provided that GCAST obtains agreement in writing from such a customer, which may be a shrink wrap agreement or an agreement that a user must acknowledge before downloading software, before or at the time furnishing each copy of CUSTOMER SOFTWARE, that includes the provisions of Section 2.04(a)(i)(1-8) (substituting the SUBLICENSE E for GCAST for purposes of applying Sections 2.04(a)(i)(1-8)); and

        (iv) to grant to such SUBLICENSEES the further perpetual (but not irrevocable) right to sublicense the rights in this Section 2.03(a) subject to each SUBLICENSEE obligating its SUBLICENSEE to the terms and conditions of Sections 2.03(a), 2.03(b) and 2.03(c) in the same manner that GCAST is obligated.

(b) GCAST agrees to sublicense LICENSED SOFTWARE and ADAPTATIONS for fees in a manner consistent with its pricing for other protocol source code and object code products.

(c) GCAST shall use diligent efforts to enforce the agreements, with SUBLICENSEES specified in this Section 2.03.

2.04    CUSTOMER SOFTWARE

(a) LUCENT hereby grants to GCAST personal, nontransferable (except as expressly provided herein) and nonexclusive rights:

        (i) To develop CUSTOMER SOFTWARE, make copies of CUSTOMER SOFTWARE which is a LICENSED PRODUCT and specified in Appendix B and no other software, and to furnish (directly or indirectly through subdistributors that agree to provisions no less protective of LUCENT than those set forth herein) such copies on or through any media and by any means now or hereafter known (including but not limited to by transmission) on a stand alone basis or bundled with other hardware or software to customers anywhere in the world (subject to GCAST satisfying applicable U. S. Government and foreign government export requirements) for use of such CUSTOMER SOFTWARE for its intended purposes, provided that GCAST obtains agreement from such a customer, which agreement may be a shrink wrap agreement or an agreement that a user must acknowledge before downloading software, before or at the time of furnishing each copy of CUSTOMER SOFTWARE, that

               (1) only a personal, nontransferable and nonexclusive right to use such copy of CUSTOMER SOFTWARE is granted to such customer;

               (2) no ownership interest in CUSTOMER SOFTWARE is transferred to such customer;

               (3) such customer will not copy CUSTOMER SOFTWARE except as necessary to use such CUSTOMER SOFTWARE and or backup and archive purposes in connection with such use;

               (4) if a customer's right-to-use is terminated for any reason, such customer will either destroy or return all copies of CUSTOMER SOFTWARE in its possession;

               (5) such customer will not transfer CUSTOMER SOFTWARE to any other Party except as authorized by GCAST;

               (6) such customer will not export or re-export customer software without the appropriate United States and/or foreign government licenses;

               (7) such customer will not reverse compile or disassemble CUSTOMER SOFTWARE except that in Member States of European Economic Community such acts shall be permitted solely to the extent permitted by Article 6 of the Council Directive of 14, May 1991 on the legal protection of computer programs; and

               (8) LUCENT does not warrant CUSTOMER SOFTWARE, does not assume any liability regarding CUSTOMER SOFTWARE and does not undertake to furnish any support or information regarding CUSTOMER SOFTWARE; and

        (ii) to use CUSTOMER SOFTWARE without fee solely for testing systems that are to be delivered to customers and for demonstrating CUSTOMER SOFTWARE to prospective customers and for maintenance and support purposes for end users of CUSTOMER SOFTWARE.

GCAST shall have the sole discretion to add software to or delete software from Appendix B. GCAST agrees that any software that is so listed in Appendix B will be designated a LICENSED PRODUCT. In consideration for LUCENT's forbearance from seeking injunctive relief under LUCENT's intellectual property rights for any software listed in Appendix B, and for other good and valuable consideration, GCAST agrees to pay a royalty in accordance with Article III for so long as the software is designated a LICENSED PRODUCT.

(b) GCAST shall use the same level of effort that it uses to enforce customer agreements with respect to its own software to enforce the agreements with customers specified in this Section 2.04.

(c) GCAST shall preserve LUCENT's copyright interests by including in CUSTOMER SOFTWARE AND ADAPTATIONS, and by preserving in LICENSED SOFTWARE, any appropriate copyright notice or, if GCAST makes copyrightable changes in developing CUSTOMER SOFTWARE, GCAST's copyright notice.

2.05    LUCENT'S RIGHTS

(a) Subject to Section 2.05(b), LUCENT and its SUBSIDIARIES retain full rights to use and distribute LICENSED SOFTWARE and to use, modify, display, copy, distribute and prepare ADAPTATIONS based on LICENSED SOFTWARE.

(b) LUCENT agrees not to grant to any other party, except SUBSIDIARIES of LUCENT and distributors of LUCENT and its SUBSIDIARIES, any right to sell, license or otherwise dispose of LICENSED SOFTWARE, ADAPTATIONS or other software, performing substantially the same function as developed by LUCENT car its SUBSIDIARIES, as a stand-alone product. LUCENT further agrees not to, and agrees not to grant to any of its distributors, any third party or any of is SUBSIDIARIES, the right to sell, license or otherwise dispose of, stand-alone software products based on LICENSED SOFTWARE, ADAPTATIONS or other software performing substantially the same function as LICENSED SOFTWARE or ADAPTATIONS to third parties outside the communications industry.

(c) As used in this Section 2.05, the term "stand alone product" means a product that: (i) can be used to perform functions substantially similar or identical to functions performed by LICENSED SOFTWARE except in connection with the transmission of an end users data that has been processed by a function that is a material addition to any function performed by LICENSED SOFTWARE (in no way limiting the foregoing, video teleconferencing is an example of a function that is a material addition); and/or (ii) a reasonable end user would consider to be a replacement of or substitute for LICENSED SOFTWARE. As used in this section 2.05, the term "communications industry" means entities, or divisions thereof, that are primarily telephone operating companies, telephone equipment manufacturers, long distance telephone service providers, telephone software providers and cable televisions service providers.

2.06    IMMUNITIES

(a) LUCENT agrees, and shall cause any person to whom LUCENT transfers LUCENT's PATENT to agree, that to the extent any SUBLICENSEE or end user is not already licensed under LUCENT's PATENT, such SUBLICENSEE or end user will be immune from suit for infringement of LUCENT's PATENT as a result of such SUBLICENSEE's or end users use of LICENSED SOFTWARE, ADAPTATIONS or CUSTOMER SOFTWARE, provided that the SUBLICENSEE or end user is in compliance with its obligations hereunder with respect to such LICENSED SOFTWARE, ADAPTATIONS or CUSTOMER SOFTWARE.

(b) The immunities granted under Section 2.06(a) are solely with respect to LUCENT's PATENT and do not include immunities under any other patent or under any other form of intellectual property. However, if GCAST discovers a patent owned or controlled by LUCENT that GCAST believes is necessarily and unavoidably infringed by the exercise of any of the rights or licenses granted herein, then LUCENT will consider including such patent within the definition of LUCENT's PATENT. The granting of immunities under the newly discovered patent shall be at LUCENT's discretion, but the granting of any such immunities will not be unreasonably withheld. If LUCENT discovers a patent owned car controlled by LUCENT that LUCENT believes is necessarily and unavoidably infringed by the exercise of any of the rights or licenses granted herein, regardless of whether or not GCAST has previously brought this to LUCENT s attention, then LUCENT will include such patent within the definition of LUCENT's PATENT.

2.07    OWNERSHIP

(a) No ownership interest in LICENSED SOFTWARE is transferred to GCAST hereunder. GCAST's interest in ADAPTATIONS is limited solely to GCAST's additions and an ADAPTATION is subject in its entirety to LUCENT's intellectual property rights.

(b) Nothing herein requires GCAST to furnish ADAPTATIONS to LUCENT.

2.08    U.S. EXPORT CONTROL

GCAST hereby assures LUCENT that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required.

        (i) export or release LICENSED SOFTWARE or CUSTOMER SOFTWARE (including source code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp.
               1), Iran, Iraq, Sudan, or Syria;

        (ii) export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product (including processes and services) of the LICENSED SOFTWARE or CUSTOMER SOFTWARE;

        (iii) if the direct product of any information obtained pursuant to this Agreement is a complete plant or any major component of a plan, export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component.

This assurance will be honored even after the expiration date of this Agreement.

(b) GCAST agrees that it will not, without the prior written consent of LUCENT, transmit, directly or indirectly, LICENSED SOFTWARE or any portion thereof (of any other information obtained pursuant to this Agreement or any portion thereof to any country outside the United States unless the proper export licenses have been obtained.

2.09    MAINTENANCE

(a) During the one year period following the Effective Date, LUCENT will furnish maintenance to GCAST at no additional charge, from time to time, in the form of updates to LICENSED SOFTWARE developed by LUCENT in its regular course of business. LUCENT will provide to GCAST any such updates created by LUCENT during such one year period. Such updates will be considered arid treated as LICENSED SOFTWARE.

(b) Updates to LICENSED SOFTWARE may include minor enhancements and/or revisions to correct known problems. Appropriate documentation will be included in updates. One copy of each update will be furnished to GCAST.

2.10    TECHNICAL SUPPORT

LUCENT agrees to provide GCAST with the technical support and other maintenance specified in Appendix D to facilitate the furnishing and use of LICENSED SOFTWARE. Such services shall be provided by LUCENT technical employees who shall be assigned by LUCENT. All such technical assistance arid support services shall be furnished via telephone or e-mail during LUCENT's regular business hours or at LUCENT facilities.

2.11    CONFIDENTIALITY

(a) GCAST agrees to hold all parts of the source code for LICENSED SOFTWARE in confidence for LUCENT. GCAST further agrees not to make any disclosure of the source code version of the LICENSED SOFTWARE (including methods or concepts utilized therein to the extent such methods or concepts are trade secrets) to anyone, except to: (i) employees of GCAST to whom such disclosure is necessary to the use for which rights are granted hereunder, or (ii) SUBLICENSEES receiving the source code for LICENSED SOFTWARE pursuant to Section 2.03 provided that GCAST obtains agreement in writing from such SUBLICENSEES that all parts of the source code for LICENSED SOFTWARE shall be held in confidence for LUCENT except that such SUBLICENSEES may in turn disclose such source code to its own SUBLICENSEES that agree to be bound in writing by this terms of this
Section 2.11.

(b) GCAST shall appropriately notify all employees to whom any such disclosure is made that such disclosure is made in confidence and shall be kept n confidence by them.

(c) GCAST's obligations under this Section 2.11 shall not apply to any information relating to LICENSED SOFTWARE (including any method or concept utilized therein) that:

        (i) is or becomes available without restriction to the general public by acts not attributable to GCAST or its employees,

        (ii) was rightfully in GCAST's possession without limitation m disclosure, or with a limitation on disclosure less strict than that set forth herein provided GCAST adheres to such restrictions, before disclosure hereunder to GCAST,

        (iii) is rightfully disclosed to GCAST by a third party without restrictions on disclosure or with a limitation on disclosure less strict than that set forth herein provided GCAST adheres to such restrictions, or

        (iv)   is independently developed by GCAST.

                                   ARTICLE III

                             ROYALTIES AND PAYMENTS

3.01    ROYALTY CALCULATION

(a) GCAST shall make minimum annual royalty payments of [ ** ] beginning on July 1st, commencing with the annual period beginning on July 1, 1997. Each such minimum annual royalty payment shall be credited with respect to royalties that may become payable pursuant to Section 3.01(b) during the respective annual period ending on the following June 30th. In no event shall any minimum annual royalty payments made under this Section 3.01(a) or any portion thereof be refunded to GCAST.

(b) Royalty shall be payable to LUCENT at the rate of [ ** ]: (i) on each LICENSED PRODUCT which is sold, leased or otherwise disposed of by GCAST or any of its SUBSIDIARIES; and (ii) on each sublicense granted by GCAST pursuant to
Section 2.03. The royalty rate shall be applied, except as otherwise provided in this Article III, to the FAIR MARKET VALUE of such LICENSED PRODUCT or sublicense. Only one royalty payment shall be due with respect to a particular LICENSED PRODUCT. No multiple royalties shall be payable because any LICENSED PRODUCT or its manufacture, sale or use is covered by more than one valid claim in LUCENT's PATENT. No royalty shall be payable with respect to sales of LICENSED PRODUCTS among GCAST and its SUBSIDIARIES.

3.02    ACCRUAL

(a) Royalty shall accrue upon the receipt of consideration from the first sale, lease or disposition of a LICENSED PRODUCT by GCAST or its SUBSIDIARIES or upon the receipt of consideration due from the granting of a sublicense pursuant to
Section 2.03. Obligations to pay accrued royalties shall survive termination of licenses and rights pursuant to Article IV and the expiration of LUCENT's PATENT.

(b) When a company ceases to be a SUBSIDIARY of GCAST, royalties which have accrued with respect to any products of such company, but which have not been paid, shall become payable with GCAST's next scheduled royalty payment.

(c) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of GCAST's obligation to pay such royalty would not be prohibited by applicable law.

3.03    RECORDS AND ADJUSTMENTS

(a) GCAST shall keep full, clear and accurate records with respect to all LICENSED PRODUCTS sold, leased or otherwise disposed of and sublicenses granted pursuant to Section 2.03 and shall furnish any relevant information which LUCENT may reasonably prescribe from time to time to enable LUCENT to ascertain the proper royalty due hereunder on account of LICENSED PRODUCTS sold, leased and otherwise disposed of by GCAST or any of its SUBSIDIARIES and on account of sublicenses granted, by GCAST hereunder. GCAST shall retain such records for at least seven (7) years from the granting of each sublicense and from the


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

sale, lease or putting into use of such LICENSED PRODUCTS. No more than once per year, LUCENT shall have the right through its mutually acceptable accredited auditors to make an examination, during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder provided that such auditors agree to maintain the confidentiality of such records and accounts. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. In the event that a previous audit has revealed a deficiency of greater than five percent (5%) of the total amount owed LUCENT over at least a year, LUCENT may audit GCAST twice per year in the manner provided above.

(b) Independent of any such examination, LUCENT will credit to GCAST the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT delivered within twelve (12) months after the due date of the payment which included such alleged overpayment, provided that LUCENT is able to verify, to its own satisfaction, the existence and extent of the overpayment.

(e) No refund, credit or other adjustment of royalty payments shall be made try LUCENT except as provided in this Section 3.03 Rights conferred by Section 3.01 or this Section 3.03 shall not be affected by any statement appearing on any check or other document; except to the extent that any such right is expressly waived or surrendered by a Party having such right and signing such statement.

3.04    REPORTS AND PAYMENTS

(a) Within sixty (60) days after the end of each quarterly period ending on March 31, June 30th, September 30th or December 31st, commencing with the quarterly period during which this Agreement becomes effective, GCAST shall furnish to LUCENT at the address specified in Section 5.05 a statement certified by a responsible official of GCAST or its SUBSIDIARIES showing:

(i) all LICENSED PRODUCTS which were sold, leased or otherwise disposed of by GCAST or its SUBSIDIARIES;

(ii) all sublicenses granted pursuant to Section 2.03 during such quarterly period;

(iii) the FAIR MARKET VALUES of such LICENSED PRODUCTS and sublicenses; and

(iv) the amount of royalty payable thereon without regard to any credit available pursuant to Section 3.01 and the net amount payable after application of such credit.

If no LICENSED PRODUCT has been so sold, leased or otherwise disposed of, or no sublicense has been granted the statement shall show that fact LUCENT agrees to maintain the confidentiality of the reports provided to it under this Section 3.04(a). However, LUCENT will be entitled to share such reports with any mutually acceptable accredited auditors acting pursuant to Section 3.03(a).

GCAST may add products and software to the list of LICENSED PRODUCT in Appendix B by providing written notice to LUCENT in GCAST's statement. Any such product or software will be deemed a LICENSED PRODUCT as of the quarterly period immediately preceding the date of the notice and royalty shall be payable in accordance with this
Section 3.04.

GCAST may delete products and software from the list of LICENSED PRODUCTS in Appendix B in accordance with Section 4.02(a).

LUCENT may at any time make a written request to GCAST to add a product or software to the list of LICENSED PRODUCTS. If GCAST refuses LUCENT's request, GCAST may not thereafter add the requested product or software to the list of LICENSED PRODUCTS without prior written permission from LUCENT.

(b) Within such sixty (60) days specified in Section 3.04(a) GCAST shall pay in United States dollars to LUCENT at the address specified in Section 5.05 the royalties payable in accordance with such statement. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such quarterly period by leading United States banks in New York City dealing in the foreign exchange market.

(c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                                   ARTICLE IV

                                   TERMINATION

4.01    BREACH

In the event of a material breach of this Agreement by GCAST, LUCENT may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two (2) months' written notice specifying such breach, unless within the period of such notice all material breaches specified therein shall have been remedied.

4.02    VOLUNTARY TERMINATION

(a) By not less than six (6) months' written notice to LUCENT, GCAST may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder, including the removal of LICENSED PRODUCTS from Appendix B. Such notice shall specify the effective date of such termination and shall clearly specify any affected product or software.

(b) Unless otherwise agreed to in writing, a failure to meet the minimum annual royalty obligations set forth in Section 3.01 shall be deemed a voluntary termination by GCAST provided that LUCENT notifies GCAST of its failure to meet the minimum annual royalty obligations and that GCAST may, without terminating this Agreement, pay LUCENT the minimum annual royalty amount within thirty (30) days after GCAST receives such notice. The effective date of such termination shall be the first day following the thirty (30) day period set forth in this
Section 4.02(b).

(c) if RMTP, ACK PROTOCOLS or one of their derivatives is adopted as an IETF standard for reliable multicasting, GCAST agrees not to terminate its license under LUCENT's PATENT in order to negotiate or a lower royalty or obtain a lower royalty under such standard.

4.03    SURVIVAL

Any termination of licenses and rights of GCAST under the provisions of this
Article IV shall not affect GCAST's licenses, rights and obligations with respect to any LICENSED PRODUCT made, or any sublicense granted, prior to such termination.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

5.01    DISCLAIMER

LUCENT warrants that there are no pending continuations, divisionals or continuations-in-part of LUCENT's PATENT. LUCENT warrants that the LICENSED SOFTWARE as furnished does not infringe the copyright or trade secret rights of any third party. Except as explicitly provided in this Section 5.01, LUCENT and its SUBSIDIARIES make no other representations OR warranties, expressly or impliedly. By way of example but not of limitation, LUCENT and its SUBSIDIARIES make no representations or warranties of merchantability or fitness for any particular purpose, or that the use of LICENSED SOFTWARE will not infringe any patent of other intellectual property right (except copyright and trade secret rights as provided herein). LUCENT and its SUBSIDIARIES shall not be held to any liability with respect to any claim by GCAST, or a third party on account of, or arising from, the use of LICENSED SOFTWARE except with respect to any breach of the warrant set forth in the first sentence of this Section 5.01. In no event shall LUCENT's liability under this Section 5.01 exceed the sum of the amounts paid by GCAST under this Agreement and the value of the common stock, which for purposes of this Section 5.01 shall be thirty nine cents (39 cents) per share, provided by GCAST pursuant to the Common Stock Purchase Agreement.

5.02    NOTHING CONSTRUED

Nothing contained herein shall be construed as:

        (i) conferring by implication, estoppel or otherwise, any license or right to use any name, trade name, trademark, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof of either Party;

        (ii) an obligation upon LUCENT or any of its SUBSIDIARIES to furnish any person, including GCAST, any assistance of any kind whatsoever, or any information or documentation other than LICENSED SOFTWARE, maintenance and technical assistance to be furnished pursuant to Sections 2.09 and 2.10; or

        (iii) a grant to GCAST to sell, lease, sublicense or otherwise transfer or dispose of LICENSED SOFTWARE, in whole or in part, except as provided in this Agreement.

5.03    PUBLICITY AND STANDARDS

(a) GCAST agrees that it will not, without the prior written permission of LUCENT, use in advertising, publicity, packaging, labeling or otherwise any trade name, trademark, trade device, service mark, symbol of any other identification or any abbreviation, contraction or simulation thereof owned by LUCENT or any of its SUBSIDIARIES or used by LUCENT or any of its SUBSIDIARIES to identify any of its or their products or services.

(b) GCAST agrees that it will not, without the prior written permission of LUCENT, represent, directly or indirectly, that any product or service of LICENSEE is a product or service of LUCENT or any of its SUBSIDIARIES or is made in accordance with or utilizes any information or documentation of LUCENT or any of its SUBSIDIARIES. GCAST agrees to, and will require all SUBLICENSEES to, indicate, where appropriate, that CUSTOMER SOFTWARE is based on technology licensed from LUCENT's Bell Laboratories.

(c) LUCENT and GCAST agree to draft a press announcement relating to she execution of this Agreement. Such press announcement must be approved by both Parties prior to its release. The content of such press announcement stall be limited to statements indicating LUCENT's stock interest in GCAST, the existence of a patent and software license and of a favorable pricing structure of GCAST products for LUCENT use. In no event shall specific terms and conditions of this Agreement be announced, including but not limited to the royalty and fees payable hereunder. The Parties agree to draft additional press announcements for release, as may be needed from time to time. Each Party agrees to obtain the approval of the other Party of any such additional press announcements relating to this Agreement prior to their release. Approval by a Party shall not be unreasonably withheld.

(d) LUCENT and GCAST agree to use reasonable efforts to establish RMTP, ACK PROTOCOLS or their derivatives as IETF standards for reliable multicasting. Documentation relating to establishing such a standard shall be co-authored by both Parties or, at LUCENT's discretion, by GCAST with appropriate acknowledgment to, and approval by, LUCENT.

(e) LUCENT agrees, if RMTP, ACK PROTOCOLS or one of their derivatives s adopted as an IETF standard for reliable multicasting, that it will license to others LUCENT's PATENT in a nondiscriminatory manner and under reasonable temps and conditions, consistent with the goals of both Parties of having RMTP, ACK PROTOCOLS or one of their derivatives being widely adopted and successful as an IETF standard. The Parties acknowledge and agree that LUCENT's agreement to perform as required by Section 5.03(d) above and under this Section 5.03(e) constitute a substantial portion of the consideration provided by LUCENT pursuant to this Agreement. LUCENT's entire liability for any failure of consideration under this Section 5.03(e) shall not exceed the value of the common stock, which for purposes of this Section 5.03(e) shall be thirty nine cents (39 cents) per share, provided by GCAST pursuant to the Common Stock Purchase Agreement.

5.04    NONASSIGNABILITY

The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's SUBSIDIARIES without the other Party's express written consent. All of the rights, title and interest in this Agreement and any licenses and rights granted to a Party hereunder may be assigned to any direct or indirect successor to that portion of the business of the Party that is subject matter of this Agreement as a result of any restructuring or reorganization or the merger or acquisition thereof, which successor shall thereafter be deemed substituted for the Party, effective upon such assignment; but neither this Agreement nor any rights or obligations hereunder shall be otherwise assignable or transferable (in insolvency proceedings or otherwise) by either Party without the express written consent of the other Party.

5.05    ADDRESSES

(a) Any notice or other communication hereunder shall be sufficiently given to GCAST when sent by certified mail addressed to GCAST's office specified above, or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property Division, Lucent Technologies Inc., 2333 Ponce de Leon Boulevard - Suite 511, Coral Gables, Florida 33134. Changes in such addresses may be specified by written notice.

(b) Payments by GCAST shall be made to LUCENT at Lucent Technologies Inc., Sun Trust, P.O. Box 913021, Orlando, Florida 32891-3021. Alternatively, payments to LUCENT may be made by bank wire transfers to LUCENT's account: Lucent Technologies Licensing, Account No. 910-2-568475, at Chase Manhattan Bank, N.A., 55 Water Street, New York, New York 10041, United States of America. Changes in such address or account may be specified by written notice.

5.06    TAXES

GCAST shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which GCAST is required to withhold or deduct from payments to LUCENT, except (i) net income taxes imposed upon LUCENT by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income tapes imposed upon LUCENT by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT or any of its SUBSIDIARIES. In order for the exception in (ii) to be effective, GCAST must furnish to LUCENT evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT within thirty (30) days of issuance by the local taxing authority.

5.07    GCAST PRODUCTS

(a) GCAST agrees that LUCENT may purchase unlimited quantities of GCAST SOFTWARE, which is a protocol product, at no charge for the first forty-eight
(48) months after the furnishing of LICENSED SOFTWARE pursuant to Section 2.01 and at a price of forty percent (40%) of a BEST END USER PRICE thereafter. Each copy of GCAST SOFTWARE may be purchased for internal use by LUCENT (subject to GCAST's standard end user agreement), or for redistribution (directly or indirectly through subdistributors that agree to provisions no less protective of GCAST than those set forth herein) to LUCENT customers in the "communications industry" as defined in Section 2.05 and to other LUCENT customers when sold as a component in a LUCENT product to be resold to LUCENT customers provided that the LUCENT product cannot serve as a reasonable cost-competitive alternative to RMTP or CUSTOMER SOFTWARE that includes no application layer functions. All restrictions and conditions herein, including but not limited to the restrictions and conditions set forth in Sections 2.04(a)(i)(1-8), 2.07, 2.08, 2.11, 5.01 and 5.06, that pertain to GCAST's distribution of LICENSED SOFTWARE or LICENSED PRODUCTS will apply to LUCENT as if LUCENT was GCAST and the GCAST SOFTWARE provided under this Section 5.07 was LICENSED SOFTWARE or LICENSED PRODUCTS. LUCENT may not sublicense any of the rights granted to it under this Section 5.07(a).

(b) GCAST agrees that LUCENT may purchase CUSTOMER SOFTWARE for LUCENT's internal use subject to GCAST's standard end user agreement, which software is an application product at a price that is no higher than the price charged to other GCAST customers for similar quantities and terms.

(c) GCAST agrees that LUCENT may purchase all other GCAST products (not subject to Section 5.07(a) or (b)), for LUCENT's internal use, subject to GCAST's standard end user agreement, at a BEST END USER PRICE.

(d) In the event (i) LUCENT licenses LUCENT's PATENT to a third party after the Sole License Period defined in Section 1.04, and (ii) RMTP or an RMTP derivative has not been accepted as a standard by the IETF, then LUCENT's ability to purchase LICENSED SOFTWARE at no cost under Section 5.07(a) shall terminate, and LUCENT shall be entitled to purchase LICENSED SOFTWARE for any purpose at a BEST END USER PRICE.

(e) All references in this Section 5.07 to the "purchase" of software shall be construed as references to the purchase of the medium upon which such software is furnished. The software itself is subject to license and to sale.

5.08    GCAST CODE AND DEMONSTRATIONS

(a) GCAST agrees to offer LUCENT the first opportunity to test and demonstrate to potential customers any source and object code developed by GCAST designed to run in network routers or switches based on ACK PROTOCOLS at least three months prior to making such offer to any third party Subject to GCAST's standard beta license agreement and appropriate confidentiality provisions protective of GCAST.

(b) GCAST agrees to demonstrate at LUCENT's request software implementing ACK PROTOCOLS on Lucent platforms prior to marketing such demonstrated software provided that LUCENT provides GCAST with all reasonably necessary, hardware and software support and meets all milestones related to such testing and that LUCENT makes all reasonably necessary changes to its platforms to enable such testing.

5.09    CHOICE OF LAW

The Parties are familiar with the principles of New York commercial law, and desire and agree that the laws of New York, exclusive of its conflicts of laws provisions, shall apply in any dispute arising with respect to this Agreement.

5.10    INTEGRATION

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

5.11    DISPUTE RESOLUTION

(a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief, (iv) shall be made within four (4) months of the appointment of the arbitrator, and (v) maybe entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

(d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the temps of the Agreement.

(e) The place of mediation and arbitration shall be New York City.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

(i) The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

LUCENT TECHNOLOGIES INC.

        By:  /s/ M. R. Greene
            -----------------------------------
               M. R. Greene
        Vice President - Intellectual Property

        Date:  7/29/97
               --------------------------------



GLOBALCAST COMMUNICATIONS, INC.

        By:  /s/ Brian Whetten
            -----------------------------------
               Brian Whetten
        Title: President
        Date:  7/25/97
               --------------------------------

              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                         REPRESENTATIVES OF BOTH PARTIES

                                   APPENDIX A

                                   DEFINITIONS

ACK PROTOCOLS means the protocols described as the CSP and CP protocols in LUCENT's PATENT.

ADAPTATION means any derivative work based on LICENSED SOFTWARE, including (i) any work incorporating any of LICENSED SOFTWARE directly, (ii) any work incorporating any computer program from LICENSED SOFTWARE rewritten in a different computer language or converted to operate on a different type of CPU,
(iii) any work utilizing a method or concept from LICENSED SOFTWARE that is obligated to be kept in confidence hereunder or (iv) any work otherwise covered by any of LUCENT's intellectual property rights in LICENSED SOFTWARE.

BEST END USER PRICE means, with respect to a product, the lowest price that any third party pays GCAST to purchase or distribute such product pursuant to a written agreement of similar scope to an agreement between GCAST and LUCENT for such product. In determining whether such written agreement is of similar scope, all of the terms and conditions of such written agreement shall be analyzed as a whole. Such determination may take into account market entry pricing strategies (e.g., Internet browser/server pricing strategy), other hardware or software that may be bundled with the product, the distribution channels of such product, the rights and obligations of the parties under such written agreement, and monetary/non-monetary consideration GCAST receives pursuant to such written agreement. 1f there is no written agreement of similar scope, the Parties will in good faith negotiate a BEST END USER PRICE.

CPU means central processing unit.

CUSTOMER SOFTWARE means (i) object-code computer programs or code including, or based on, LICENSED SOFTWARE or an ADAPTATION and (ii) documentation listed in the Schedule for LICENSED SOFTWARE and any other documentation pertinent to LICENSED SOFTWARE or an ADAPTATION.

FAIR MARKET VALUE means, with respect to any item (including software) sold, leased or otherwise disposed of, the value of consideration actually received by GCAST for such item, excluding therefrom any hardware or software that is capable of being distributed apart from a LICENSED PRODUCT.

In determining "consideration received" the following shall be excluded:

        (a)    packing costs;

        (b)    costs of insurance and transportation;

        (c) import, export, excise, sales and value added taxes, and customs duties; and

        (d) amounts repaid or credited by reason of purchase chargebacks, recalls, rebates (including government mandated rebates) rejections, defects or returns.

In the event that a LICENSED PRODUCT is sold in combination as a single product with one or more other products or components for which no royalty would be due hereunder if sold separately. FAIR MARKET VALUE shall be computed by multiplying the FAIR MARKET VALUE for the combination product by the fraction A/(A+B), where A is the FAIR MARKET VALUE for the LICENSED PRODUCT alone and B is the FAIR MARKET VALUE of such one or more other products or components.

The FAIR MARKET VALUE of a sublicense granted pursuant to Section 2.03 shall be the value of consideration received, including but not limited to maintenance fees based upon the distribution of LICENSED SOFTWARE and ADAPTATIONS, up-front fees and royalty or per-copy fees, actually received by GCAST for the rights granted to such SUBLICENSEES pursuant to Section 2.03(a), but specifically excluding amounts GCAST receives for: (i) licensing intellectual property other than that owned or controlled by LUCENT, and (ii) the performance of services.

GCAST SOFTWARE means any ADAPTATION developed by GCAST or any source or object code the execution which directly or indirectly infringes LUCENT's PATENT.

IETF means Internet Engineering Task Force.

LICENSED PRODUCT means any product or software specified in Appendix B.

LICENSED SOFTWARE means all or any portion of the software, other information and documentation specifically listed in the attached Schedule C.

LUCENT'S PATENT means United States Patent 5,541,927 and any reissue, re-examination and any foreign equivalents thereof.

RMTP means Reliable Multicasting Transport Protocol.

SUBLICENSEE means an entity receiving LICENSED SOFTWARE or ADAPTATIONS pursuant to Section 2.03 of this Agreement.

SUBLICENSEE ADAPTATION means any ADAPTATION prepared by a SUBLICENSEE.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly, but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

                                   APPENDIX B

                                LICENSED PRODUCTS

                                   APPENDIX C

                         SCHEDULE FOR LICENSED SOFTWARE

1.      RMTP Software Developer's Kit (API)

2.      RMFTP (Reliable Multicast File Transfer Protocol)

3.      RMTP Engineering Guide

4.      RMTP API Document

                                   APPENDIX D

                               SCHEDULE OF SUPPORT

LUCENT agrees to make the following modifications to its RMTP software and to deliver such modifications to GCAST by the date shown below:

             Modification                           Delivery Date
             ------------                           -------------
1.           RMTP streaming support                 thirty (30) days after execution of this
                                                    Agreement by both Parties
2.           RMTP NACK support                      thirty (30) days after execution of this
                                                    Agreement by both Parties
3.           RMTP mufti-level DRs support           thirty (30) days after execution of this
                                                    Agreement by both Parties
4.           Bug fixes                              sixty (60) days after execution of this
                                                    agreement by both Parties


where

        "RMTP streaming support" includes the ability to reliably multicast a continuous stream of data but does not include streaming of audio and video.

        "RMTP NACK support" includes the capability to send NACKs and to use NACKs for reliable multicast.

        "RMTP mufti-level DR support" includes a static hierarchy of DRs, but does not include a dynamic/automatic selection DRs.

        "Bug fixes" include the following items:

               1.     Mcastlnit()
                      a) connects to any port (e.g. 23) while the daemon is running on port 9000.

                      b) does not return MCAST_API_CANT_CONNECT_TO_RMTP as the program exits from Mcastlnit() itself. "can't connect to localhost.31508: Connection refused"

               2.     McastConnect()
                      a) For Receiver McastConnect() returns MCAST_OK instead of MCAST_BAD_REQUEST

               3.     McastListen()
                      a) For Sender McastListen() returns MCAST_OK rather than MCAST_BAD_REQUEST
                      b) with Invalid SenderIPAddress (205.300.1.1) McastListen() returns MCAST_OK

               4.     McastRecvData()
                      a) invalid param (NULL pointer) causes core dump

               5.     McastSendData()
                      a) invalid param (NULL pointer) causes care dump

               6.     McastDone()
                      a) For Receiver McastDone() returns MCAST_OK

               7.     McastReadStats()
                      a) invalid param (NULL pointer) causes core dump

               8.     McastChkForData()
                      a) invalid param (NULL pointer) causes core dump
                      b) without calling McastRecvlnit() returns MCAST_OK
                      c) without calling McastListen() returns MCAST_OK

               9.     McastGetDebugLevel()
                      a) invalid param (NULL pointer) causes core dump

               10.    McastSetDebugLevel()
                      a) can set any value as debug value - always return
                      MCAST_OK

LUCENT agrees to execute an acceptance test (to mutually agreed upon and specified in a separate document) with GCAST on RMTP and RMFTP. LUCENT agrees to fix any defects found pursuant the such acceptance test.

LUCENT agrees to provide the following technical transfer and support:

1.      a two day code walk through for GCAST engineers covering RMTP and RMFTP;

2. test and quality assurance documents since RMTPv1 and RMFTP initial release; and

3. up to two hundred (200) hours of technical assistance over a six month period beginning with acceptance of RMTP and RMFTP. Such two hundred
        (200) hours shall include any time required to meet the acceptance test Such technical assistance shall be furnished via telephone or e-mail, during normal business hours, at LUCENT facilitates and by personnel assigned by LUCENT. Additional technical assistance may be furnished for a fee pursuant to a separate agreement.

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

        This Amendment No 1 to License Agreement (the Amendment) effective as of January 28, 1998 (the Effective Date), is between the following Parties: LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT") having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and GLOBALCAST COMMUNICATIONS, INC., a California corporation ("GCAST"), having as office at 46832 Lakeview Boulevard, Fremont, California 94538, and amends that certain License Agreement entered into by LUCENT and GCAST effective as of July 25, 1997 (the Agreement).

        WHEREAS in conjunction with the License Agreement, GCAST entered into a Common Stock Purchase Agreement ("Stock Purchase Agreement") effective July 25, 1997 with Lucent,

        WHEREAS the Stock Purchase Agreement provided partial consideration for the rights and licenses granted in the License Agreement, and

        WHEREAS the Parties will amend the Stock Purchase Agreement effective (insert date) and the Parties likewise wish to amend the Licenses Agreement,

        NOW THEREFORE the Parties agree as follow:

1. All capitalized terms not defined in this Amendment shall have the meaning given to them in the Agreement.

2.      Add the following to the end of Section 5.04 of the Agreement:

        If as a result of a merger or acquisition pursuant to this Section 5.04, GCAST assigns this Agreement to 3Com Corporation, Cisco Systems, Inc., Northern Telecom Ltd., Motorola, Inc. or LM Ericsson Telephone Co. or to any of their SUBSIDIARIES, then the restrictions set forth in Section
        1.04 on LUCENT's rights to license LUCENT's PATENT shall be of no force or effect.

3. Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Amendment may be modified or amended except expressly in a writing signed by both Parties nor shall any terms be waived except expressly in a writing signed by the Party charged therewith. This Amendment shall be governed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

        IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date indicated on this Amendment.

GLOBALCAST COMMUNICATIONS, INC.             LUCENT TECHNOLOGIES INC.



By:    /s/ Brian Whetten                    By:   /s/ M. R. Greene
     ------------------------------             --------------------------------
     Brian Whetten, CTO                         M. R. Greene
                                                Acting President - Intellectual
                                                Property

Date:   4/7/98                              Date:   4/7/98
     ------------------------------             --------------------------------

September 3, 1999



Paul A. Larson, President and CEO
Talarian Corporation
333 Distel Circle
Los Altos, CA 94022

Re:     License Agreement between Lucent and GlobalCast dated July 25, 1997

Dear Mr. Larson:

In connection with the acquisition of assets of GlobalCast Communications, Inc. ("GLOBALCAST") by Talarian Corporation ("TALARIAN"), we understand that TALARIAN will succeed to the rights, title and interest of GLOBALCAST with respect to the License Agreement dated July 25, 1997 as amended by Amendment No. 1 effective January 28, 1998 (together referred to herein as the "GlobalCast License") between GLOBALCAST and Lucent Technologies Inc. ("LUCENT"). Pursuant to TALARIAN's request for clarifications and modifications to the GlobalCast License, and subject to written concurrence as indicated by the signatures below, in consideration for the receipt of 52,400 shares of TALARIAN common stock as required by the Common Stock Purchase Agreement between LUCENT and TALARIAN dated and closing on the date hereof, and contingent upon the closing of the asset sale contemplated by the Asset Purchase Agreement between GLOBALCAST and TALARIAN and the closing of the common stock purchase contemplated by the Common Stock Purchase Agreement between LUCENT and TALARIAN, LUCENT and TALARIAN agree as follows:

1. This Letter Agreement is effective as of the closing of the asset sale contemplated by the Asset Purchase Agreement and the closing of the common stock purchase contemplated by the Common Stock Purchase Agreement.

2. All capitalized terms not defined in this Letter Agreement shall have the meaning given to them in the GlobalCast License. Except as otherwise specifically modified or amended herein, all of the provisions in the GlobalCast License apply to this Letter Agreement and remain in full force and effect as modified hereby between LUCENT and TALARIAN as successor to GLOBALCAST.

3. LUCENT retains ownership of the LICENSED SOFTWARE. TALARIAN's ownership interest in any and all ADAPTATIONS or CUSTOMER SOFTWARE is limited solely to the additions (i.e., contributions) made by TALARIAN (or GLOBALCAST) to the LICENSED SOFTWARE or to the additions made by TALARIAN (or GLOBALCAST) to ADAPTATIONS furnished by LUCENT. TALARIAN will own any code written by or on behalf of it or GLOBALCAST; provided, however, that any and all ADAPTATIONS and CUSTOMER SOFTWARE developed by any party (including TALARIAN, GLOBALCAST or their licensees) are subject in their entirety to LUCENT's underlying intellectual property rights.

4. As used herein in this Letter Agreement, the "TALARIAN End User License Agreement" means the TALARIAN Corporation End User Terms and Conditions, except for

Sections 7 and 11 of such Agreement, provided in Exhibit A. To the extent that the TALARIAN End User License Agreement conflicts with the GlobalCast License (as amended herein), then the terms of the GlobalCast License shall apply.

5. Upon termination of the sole licensee period provided in Section 1.04 of the GlobalCast License, LUCENT's obligations under Section 2.05 of such license terminate.

6. The following Section 4.02(d) is added to the end of Section 4.02 of the GlobalCast License:

        (d) If TALARIAN elects to terminate all of the license rights granted to it hereunder, then TALARIAN will have no further obligations hereunder except that the obligations of TALARIAN under Sections 2.03 (c), 2.04
        (b) and (c), 2.08, 3.02 (as to royalties accrued prior to the termination date), 3.03, 3.04 (as to each quarterly period while this Agreement is in effect), 4.02(c), 5.03 (other than (c), (d) and (e)), and 5.06 survive expiry or termination of this Agreement for whatever reason. Termination or expiry of this Agreement for any reason does not affect any rights of LUCENT which survive termination pursuant to the previous sentence, or which relate to or which may arise at any future time from any breach or nonperformance of obligations under this Agreement occurring prior to the termination or expiry.

7. The following is added to the end of Section 5.04 of the GlobalCast License:

        TALARIAN may not transfer or assign, whether as a result of a merger, acquisition, or otherwise, the GlobalCast License (as modified herein) to [ ** ] or [ ** ] or to any of their SUBSIDIARIES without the prior written consent of LUCENT.

8. The text of Section 5.07 of the GlobalCast License is deleted and the following is inserted:

        (a) TALARIAN agrees that LUCENT may purchase unlimited quantities of GCAST SOFTWARE (in whatever form) that provides multicast transport layer delivery of information as a primary function (the "Protocol Product") at no charge for the first forty-eight (48) months after the furnishing of LICENSED SOFTWARE pursuant to Section 2.01 and at a price of [ ** ] thereafter. Each copy of the Protocol Product may be purchased for internal use by LUCENT (subject to the TALARIAN End User License Agreement) and for redistribution (directly or indirectly through subdistributors that agree to provisions no less protective of TALARIAN than those set forth in the TALARIAN End User License Agreement) to LUCENT customers in the "communications industry" as defined in Section 2.05 and to other LUCENT customers when sold as a component in a LUCENT product to be resold to LUCENT customers provided that the LUCENT product cannot serve as a reasonable cost-competitive alternative to RMTP or CUSTOMER SOFTWARE that includes no application layer functions. LUCENT may not sublicense any of the rights granted to it under this Section 5.07(a).

        (b) TALARIAN agrees that LUCENT may purchase CUSTOMER SOFTWARE developed by either GLOBALCAST or TALARIAN for LUCENT's internal use subject to the


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

TALARIAN End User License Agreement, which software is an application product at a price that is no higher than the price charged to other TALARIAN customers for similar quantities and terms.

        (c) TALARIAN agrees that LUCENT may purchase all other products (not subject to Section 5.07(a) or (b)) that are made generally commercially available by TALARIAN, in whatever form the products are so made available and whether or not such products include or are based on LICENSED SOFTWARE, for LUCENT's internal use, subject to the TALARIAN End User License Agreement, at a BEST END USER PRICE.

        (d) In the event (i) LUCENT licenses LUCENT'S PATENT to a third party after the Sole License Period defined in Section 1.04 and (ii) RMTP or an RMTP derivative has not been accepted as a standard by the IETF, then LUCENT's ability to purchase the Protocol Product at no cost or at a price of [ ** ] under Section 5.07(a) shall terminate. LUCENT shall be entitled to purchase the Protocol Product at a BEST END USER PRICE for any purpose.

        (e) All references in this Section 5.07 to the "purchase" of software shall be construed as references to the purchase of the medium upon which such software is furnished. The software itself is subject to license and not to sale.

9. A company which succeeds to the rights of TALARIAN with respect to the GlobalCast License and this Letter Agreement as a result of an acquisition or merger involving TALARIAN may decide to terminate its obligations under Section
5.07 of the GlobalCast License. In this event, effective as of the date of such acquisition or merger (unless otherwise provided for herein), the GlobalCast License shall be modified as follows:

        (i) LUCENT's rights to purchase the software at the prices set forth in Section 5.07 terminate after LUCENT is afforded an opportunity to exercise the rights granted to LUCENT under that Section for a period of ninety (90) days, such period commencing the day after LUCENT receives notification to such effect from the successor to TALARIAN;

        (ii)   the exclusivity of TALARIAN (successor)'s license provided for in
               Section 1.04 (Sole License Period) terminates;

        (iii) LUCENT's obligations under Section 2.05 and, for any licenses entered into after such acquisition or merger, Section 2.06 terminate;

        (iv) rights granted under Section 2.02 are amended such that: a) no new GCAST SOFTWARE may be prepared and b) such rights are effective only with respect to ADAPTATIONS developed by TALARIAN or GLOBALCAST prior to such acquisition or merger;

        (v) rights granted under Section 2.03 are amended so that: a) such rights are effective only with respect to ADAPTATIONS developed by TALARIAN or GLOBALCAST prior to such acquisition or merger and
               b) any new SUBLICENSEES empowered after such acquisition or merger shall only have


**Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

               rights with respect to ADAPTATIONS developed by TALARIAN or GLOBAL CAST prior to such acquisition or merger and shall not be licensed to create new SUBLICENSEE ADAPTATIONS or CUSTOMER SOFTWARE; and

        (vi) rights granted under Sections 2.04 are amended so that such rights are effective only with respect to CUSTOMER SOFTWARE developed by TALARIAN or GLOBALCAST prior to such acquisition or merger.

10. LUCENT acknowledges that it has been informed that TALARIAN has previously entered into a Software License Agreement dated May 18, 1998 with GLOBALCAST (the "Talarian/Globalcast Agreement") and that TALARIAN represents that the Talarian/Globalcast Agreement is currently valid and enforceable. Subject to this representation by TALARIAN, Lucent agrees that neither this Letter Agreement nor the anticipated assignment of the Globalcast License to TALARIAN is intended to affect the continuing validity and enforceability of the Talarian/Globalcast Agreement (to the extent that it is valid and enforceable by law), provided that TALARIAN agrees that:

        (a) LUCENT is not a party to the Talarian/Globalcast Agreement and has not nor will not succeed to any obligations or liabilities of GLOBALCAST with respect to the Talarian/Globalcast Agreement, specifically including, but not limited to, obligations under Sections 6.1 (Warranties) and 6.3 (Infringement Indemnity); and

        (b) LUCENT is not in any way obligated or liable to TALARIAN under the Talarian/Globalcast Agreement.

Notwithstanding any other provision herein, to the extent that (i) LUCENT's LICENSED SOFTWARE as defined in the Globalcast License is included in the "Licensed Software" and "Documentation" as defined in the Talarian/Globalcast Agreement (hereinafter referred to as "Globalcast Licensed Software" and "Globalcast Documentation", respectively), and (ii) TALARIAN is not in breach of any obligations it assumed for the benefit of LUCENT under the Talarian/Globalcast Agreement, LUCENT acknowledges and will not interfere with the following rights granted to TALARIAN, such rights to survive any termination of the GlobalCast License or this Letter Agreement or the assignment of the GlobalCast License to TALARIAN, and which rights are assignable without restriction, notwithstanding Section 7 of this Letter Agreement:

        (x) a fully paid-up, royalty-free, non-exclusive, nontransferable, perpetual, worldwide license to copy, use, modify, create derivative works based upon the included Lucent's Licensed Software for the sole purpose of incorporating the Globalcast Licensed Software and the Globalcast Documentation into TALARIAN's software products (as per Section 3.1 of the Talarian/Globalcast Agreement), and

        (y) a fully paid-up, royalty-free, non-exclusive, nontransferable, perpetual, worldwide license, with the right to sublicense, to copy, sell, transmit and distribute and compile (directly or indirectly through dealers, distributors, VARs, OEMs and other third parties) the source code form of the included Lucent's Licensed Software in connection with the use, sale, distribution, support or maintenance of the TALARIAN software products incorporating the Globalcast Licensed Software (as per Section 3.2 of the Talarian/Globalcast Agreement).

TALARIAN shall not be obligated to pay royalties to LUCENT for rights that TALARIAN has under Section 10 (x) and (y) of this Letter Agreement above. For clarity purposes, no royalty shall be payable under Section 3.01(b) of the GlobalCast License for any rights set forth in such Section 10 (x) and (y) above.

If the foregoing is acceptable to TALARIAN Corporation, please sign and return the enclosed copy of this Letter Agreement.

                                     Very truly yours,

                                     /s/ James K. Treany, for

                                     Gene G. Partlow
                                     Acting Vice President-Intellectual Property

AGREED TO AND ACCEPTED:

TALARIAN Corporation

By    /s/ Paul A. Larson
  -------------------------------------
    Paul Larson
    President and CEO

Date
    -----------------------------------

                                    EXHIBIT A

TALARIAN CORPORATION
END USER TERMS AND CONDITIONS

The software listed on the front of this document or attached to this document and referenced hereto ("Licensed Software") and related user manuals ("User Manuals") (collectively the "Licensed Software Materials") are licensed, not sold, to the entity listed on the front of this document or the document attached hereto ("Licensee") for use only upon the terms of this Agreement. Licensee owns the media on which the Licensed Software is originally or subsequently recorded or fixed, but TALARIAN retains ownership of all copies of the Licensed Software Materials including without limitation all rights in the Licensed Software as it is incorporated within and/or used with the Application (as defined below).

        1. License. Licensee may: (a) use the Licensed Software Materials only to develop, support and use an application program for which Licensee provides data and knowledge bases ("Application"); and (b) reproduce the Licensed Software only to the extent necessary for safekeeping and archival purposes, and for the development of the Application, provided that Licensee reproduces all copyright and proprietary notices that are on the original copy of the Licensed Software provided to Licensee. TALARIAN will provide Licensee with an authorization password corresponding to the number and type of licenses purchased. Licensee agrees not to authorize or knowingly allow the licensed software to be used in excess of the number and type of licenses purchased through any data processing network, shared memory option, clustered or multiprocessor option, or any other means. Licensee agrees to provide prompt notice to TALARIAN if Licensee moves the Licensed Software Materials to a location other than the location designated in TALARIAN's sales order acknowledgement or invoice.

        2. Restrictions. Licensee may not: (i) use, copy, adapt, reverse engineer, modify, rent, lease, distribute or transfer the Licensed Software Materials, or any copy or merged portion thereof, except as expressly provided for in this Agreement, or (ii) create any derivative works based on the Licensed Software Materials, or (iii) decompile or disassemble the Licensed Software Materials or allow anyone else to do so.

        3. Term. The term of this Agreement will commence on the date the Licensed Software is initially shipped to Licensee (the "Effective Date") and will thereafter remain in effect unless modified by the mutual agreement of both parties. Licensee may terminate this Agreement at any time by destroying the Licensed Software Materials and all copies thereof. This Agreement will automatically terminate if Licensee fails to comply with any term or condition of this Agreement. Upon termination Licensee agrees to return to TALARIAN the Licensed Software Materials together with all copies, modifications and merged portions thereof or destroy the same and provide written certification to TALARIAN that Licensee has done so.

        4. Limited Warranty. Unless the Licensed Software is delivered as a beta release (in which case the Licensed Software is licensed "AS IS") TALARIAN warrants that, for a period of thirty (30) days immediately following the Effective Date the Licensed Software, if properly installed, will operate in substantial conformance with the User's Manuals; provided however, that TALARIAN's sole obligation and liability for any breach of warranty shall be at

TALARIAN's option: (i) to replace or correct the defective Licensed Software or
(ii) to terminate this Agreement and refund the total license fees paid by Licensee to TALARIAN under this Agreement upon the prompt return of all Licensed Software Materials, and all copies thereof. TALARIAN MAKES NO OTHER WARRANTIES WITH RESPECT TO THE LICENSED SOFTWARE OF ANY KIND AND DISCLAIMS ALL SUCH WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. TALARIAN DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET LICENSEES REQUIREMENTS OR THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED.

        5. Maintenance. For a period of thirty (30) days immediately after the Effective Date (the "Free Maintenance Period"), TALARIAN agrees to provide, at no additional charge to Licensee: (i) such improvements, enhancements, modifications, upgrades and new releases to the Licensed Software Materials (collectively "Maintenance Deliverables"), as (A) are made generally available to all end user licensees of the Licensed Software Materials during the Free Maintenance Period, and (B) are not separately priced and identified as a new or different product by TALARIAN; and (ii) reasonable telephone support during TALARIAN's regular business hours in accordance with TALARIAN's then current prevailing policy. All Maintenance Deliverables will be part of the Licensed Software Materials and subject to the terms and conditions of this Agreement. Licensee may elect to continue to receive maintenance after the Free Maintenance Period based upon TALARIAN's then standard maintenance fees.

        6. Limitation Of Liability. IN NO EVENT WILL TALARIAN BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR THE LOSS OF ANTICIPATED PROFITS ARISING FROM USE OF THE LICENSED SOFTWARE MATERIALS OR ANY PERFORMANCE OR BREACH OF THIS AGREEMENT EVEN IF TALARIAN HAS NOTICE OF THE POSSIBILITY OF. SUCH DAMAGES AND REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE. IN NO EVENT WILL TALARIAN'S LIABILITY EXCEED THE TOTAL LICENSE FEES PAID TO TALARIAN BY LICENSEE UNDER THIS AGREEMENT.

        7. Payment. Licensee agrees to pay TALARIAN the total license fees set forth on TALARIAN's invoice. The total license fees are due and payable within thirty (30) days after the date of TALARIAN's invoice for such fees which will be dated as of the Effective Date. All payments provided for in this Agreement shall be in U.S. dollars and are exclusive of any taxes, shipping and other charges. Licensee agrees to pay (and/or reimburse TALARIAN) for any and all taxes (except for TALARIAN's income taxes), shipping charges, import and/or export fees and other similar charges with respect to the Licensed Software.

        8. Government Licensee. The Government' acknowledges TALARIAN's representation that the Licensed Software Materials are "Restricted Computer Software" as that term is defined in Clause 52.227-19 of the Federal Acquisition Regulations (FAR) and is "Commercial Computer Software" as that term is defined in Subpart 227.401 of the Department of Defense Federal Acquisition Regulation Supplement (DFARS). The Government agrees that if the Licensed Software Materials are supplied to the Department of Defense (DoD),

Government is acquiring only "restricted rights" in the Licensed Software Materials as that term is defined in Clause 52.227-7013(c)(1) of the DFARS.

RESTRICTED RIGHTS LEGEND

Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 52.227-7013. TALARIAN Corporation, 333 Distel Circle, Los Altos, CA 94022.

        9. Export Law Assurances. Licensee acknowledges that the Licensed Software Materials are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. Licensee agrees and certifies that neither the Licensed Software Materials nor any direct product thereof is being or will be acquired, shipped, transferred or reexported, directly or indirectly, into any country prohibited by the Act and the regulations thereunder or will be used for any purpose prohibited by the same.

        10. Assignment. Licensee may not assign, sub-license or otherwise transfer Licensees rights under this Agreement without the prior written consent of TALARIAN and any attempt to do so without such consent shall be void.

        11. Publicity. TALARIAN and Licensee shall have the right to use each other's name and logo in its marketing materials, including web sites.

        12. General Provisions. This Agreement will be governed by the laws of the State of California, except for that body of law dealing with conflicts of law. Any suit arising out of this Agreement must be brought in the state or federal courts located in Santa Clara County, California and the parties each agree that such courts will have in personam jurisdiction with respect to each of them for purposes of any such suit. A waiver of a breach or default under this Agreement shall not be a waiver of any other breach or default. Failure of either party to enforce compliance with any term or condition of the Agreement shall not constitute a waiver of such term or condition unless accompanied by a clear written statement signed by a duly authorized officer of TALARIAN that such term or condition is waived. This Agreement represents the entire agreement and understanding of the parties relating to the subject matter hereof and supercedes all prior oral and written representations, discussions, negotiations, understandings and agreements on such subject matter. Any modifications or amendments to this Agreement must be in writing and will not be valid unless signed by duly authorized officers of TALARIAN and Licensee. Licensee waives any rights Licensee may have under applicable law to have a copy of this agreement in any other language than English.